Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated September 8, 2010 relating to the financial statements, which appears in Fabrinet’s Annual Report on Form 10-K for the year ended June 25, 2010.

/s/ PricewaterhouseCoopers ABAS Ltd.

Bangkok, Thailand

March 3, 2011